Exhibit 99.2


OMNIA



SUPPLEMENTAL FINANCIAL & OPERATING DATA

SECOND QUARTER ENDED JUNE 30, 2022


JACK
CASINO


GREEKTOWN CASINO • HOTEL

VICI

VICI Q2 2022 Supplemental Financial & Operating Data 2 Disclaimers Forward Looking Statements Certain statements in this presentation are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on VICI Properties Inc.’s (“VICI” or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical facts and by the use of words such as “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward- looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. Among those risks, uncertainties and other factors are: the impact of the COVID-19 pandemic on our and our tenants’ financial condition, results of operations, cash flows and performance (including the impact of actions taken to contain the pandemic or mitigate its impact, the direct and indirect economic effects of the pandemic and containment measures on our tenants, and the ability of our tenants to successfully operate their businesses); risks associated with our recently completed transactions, including our ability or failure to realize the anticipated benefits of such transactions; the impact of changes in general economic conditions and market developments, including inflation, low consumer confidence, supply chain disruptions, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; our dependence on subsidiaries of Caesars Entertainment, Inc. (“Caesars”), Century Casinos, Inc. (“Century Casinos”), the Eastern Band of Cherokee Indians (“EBCI”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), Rock Ohio Ventures LLC (“JACK Entertainment”), MGM Resorts International (“MGM”), Penn National Gaming, Inc. (“Penn National”), and an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Las Vegas Tenant”) as tenants of our properties and Caesars, Century Casinos, EBCI Hard Rock, JACK Entertainment, MGM and Penn National, or certain of their respective subsidiaries as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us; the anticipated benefits of certain arrangements with certain tenants relating to our funding of “same-store” capital improvements in exchange for increased rent pursuant to the terms of our existing lease agreements with such tenants, which we collectively refer to as the Partner Property Growth Fund; our borrowers’ ability to repay their outstanding loan obligations to us; our dependence on the gaming industry; our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes; our inability to maintain our qualification for taxation as a REIT; the impact of extensive regulation from gaming and other regulatory authorities; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties and the completion of any transactions on a timely basis, or at all, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew our lease agreements following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to our lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness, including indebtedness assumed and incurred by us in connection with our recently completed transactions, and ability to service, refinance and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; the impact of a rise in interest rates, which have begun increasing from historic lows, on us; our inability to successfully pursue investments in, and acquisitions of, additional properties; our ability to obtain the financing necessary to complete acquisitions or related transactions on the terms we currently expect in a timely manner, or at all; the possibility that any transactions may not be completed or that completion may be unduly delayed, and the potential adverse impact on our business, operations and stock price; the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our recently completed transactions; the effects of our recently completed transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans; the impact of changes to the U.S. federal income tax laws and outcome of previous and potential future litigation relating to our recently completed transactions; the possibility of adverse tax consequences as a result of our recently completed transactions; increased volatility in our stock price as a result of our recently completed transactions; the impact of climate change, natural disasters, war, political and public health conditions or uncertainty or civil unrest, sanctions, violence or terrorist activities or threats on our properties and changes in economic conditions or heightened travel security and health measures instituted in response to these events; the loss of the services of key personnel; the inability to attract, retain and motivate employees; the costs and liabilities associated with environmental compliance; failure to establish and maintain an effective system of integrated internal controls; our reliance on distributions received from VICI Properties OP LLC, our operating partnership, to make distributions to our stockholders; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars, Century Casinos, EBCI, Hard Rock, JACK Entertainment, MGM, Penn National and Venetian Las Vegas Tenant Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Century Casinos, EBCI, Hard Rock, JACK Entertainment, MGM, Penn National, Venetian Las Vegas Tenant and other companies included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC and MGM, as the parent and guarantor of MGM Lessee, LLC, the Company's significant lessees, have been filed with the Securities and Exchange Commission (“SEC”). Certain financial and other information for our tenants, guarantors, borrowers and other companies included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data and Trademark Information This presentation contains estimates and information concerning the Company's industry, including market position, rent growth, corporate governance, and other analyses of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. The brands operated at our properties are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees have approved any disclosure contained in this presentation or are responsible or liable for the content of this presentation. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of June 30, 2022 unless otherwise indicated.

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties' national, geographically diverse portfolio consists of 43 gaming facilities comprising over 122 million square feet and features approximately 58,700 hotel rooms and more than 450 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., the Eastern Band of Cherokee Indians, Hard Rock International Inc., JACK Entertainment LLC, MGM Resorts International, Penn National Gaming, Inc., and The Venetian Las Vegas. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer
Kellan Florio	SVP, Chief Investment Officer

Board of Directors

Board of Directors		Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director, Audit Committee Chair	✓
Monica Douglas	Director	✓
Elizabeth Holland	Director, Nominating & Governance Committee Chair	✓
Craig Macnab	Director, Compensation Committee Chair	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
Berenberg	Keegan Carl	(646) 949-9052	Keegan.carl@berenberg-us.com
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.kelley@baml.com
Capital One Securities	Neil Malkin	(571) 633-8191	Neil.malkin@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.santarelli@db.com
Evercore ISI	Steve Sakwa	(212) 446-9462	Steve.sakwa@evercoreisi.com
Green Street Advisors	Spenser Allaway	(949) 640-8780	Sallaway@greenstreetadvisors.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassocca@ladenburg.com
Loop Capital	Daniel Adam	(212) 823-1312	Daniel.adam@loopcapital.com
Macquarie Capital	Chad Beynon	(212) 231-2634	Chad.beynon@macquarie.com
Morgan Stanley	Ronald Kamdem	(212) 296-8319	Ronald.kamdem@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering Fixed Income Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.f.kayler@baml.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.patel@gs.com
J.P. Morgan	Mark Streeter	(212) 834-5086	Mark.streeter@jpmorgan.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.pace@jpmorgan.com

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Transfer Agent
Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
(800) 962-4284
www.computershare.com

Website
www.viciproperties.com

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

VICI Q2 2022 Supplemental Financial & Operating Data 3

VICI Q2 2022 Supplemental Financial & Operating Data 4 Table of Contents Consolidated Balance Sheets 8-9 Consolidated Statements of Operations 10-11 Non‐GAAP Financial Measures 12-13 2022 Guidance 17 Portfolio Overview 20-21 Summary of Current Lease Terms 22-24 Recently Announced Transaction Activity 25 Definitions of Non-GAAP Financial Measures 28 7 Portfolio Diversification 19 Revenue Detail 14-15 Portfolio & Financial Highlights Capitalization 18 Embedded Growth Pipeline 27 Annualized Contractual Rent and Income from Loans 16 Investment & Capital Markets Activities 26 Company An

VICI Q2 2022 Supplemental Financial & Operating Data 5 Park MGM New York-New York The Mirage Luxor MGM Grand Excalibur Mandalay Bay On April 29, 2022, VICI closed on its $17 billion transformative acquisition of MGM Growth Properties, enhancing VICI’s portfolio quality with 7 premier Las Vegas resorts…

VICI Q2 2022 Supplemental Financial & Operating Data 6 Borgata MGM Grand DetroitBeau RivageMGM Springfield Empire City MGM Northfield Park Gold StrikeMGM National Harbor …and a market-leading regional portfolio of 8 assets for over $1 billion of incremental annual rent

Portfolio & Financial Highlights

VICI

(amounts in thousands, except per share, portfolio and property data)

Financial Highlights as of June 30, 2022

	Three Months Ended				
	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021
Net (Loss) Income Per Common Share					
Basic	($0.06)	$0.35	$0.45	$0.29	$0.56
Diluted	($0.06)	$0.35	$0.44	$0.28	$0.54
Funds From Operations Per Common Share[1]					
Basic	($0.06)	$0.35	$0.45	$0.29	$0.56
Diluted	($0.06)	$0.35	$0.44	$0.28	$0.54
Adjusted Funds From Operations Per Common Share[1]					
Basic	$0.48	$0.45	$0.44	$0.46	$0.48
Diluted	$0.48	$0.44	$0.44	$0.45	$0.46
Net (Loss) Income Attributable to Common Stockholders	($57,706)	$240,383	$281,479	$161,862	$300,709
Adjusted EBITDA Attributable to Common Stockholders[1]	$564,490	$357,967	$329,300	$324,544	$327,225
Annualized Dividend Per Share	$1.44	$1.44	$1.44	$1.44	$1.32
Dividend Yield at Period End	4.8%	5.1%	4.8%	5.1%	4.3%

Summary Capitalization

Equity Market Capitalization[2]	$29,054,853
Total Debt	$15,453,000
Cash & Cash Equivalents	$614,001
Enterprise Value	$43,893,852
Adjusted LQA Net Leverage Ratio[3]	5.8x

Portfolio Highlights[4]

Portfolio Summary

Properties	43
Golf Courses	4
Developable Las Vegas Strip Land	34 acres
States	15
Metropolitan Statistical Areas ("MSAs")	20
Weighted Average Remaining Lease Term, Including Renewal Options (as of 6/30/2022)	43.9 years
Occupancy Rate	100%

Geographic Diversity



% of Total SF			
Las Vegas	55%	Boston	2%
Philadelphia	13%	Dallas	1%
New Orleans	5%	Cincinnati	1%
Detroit	4%	Kansas City	1%
Washington D.C.	3%	Omaha	1%
San Francisco	2%	Laughlin	1%
Chicago	2%	Pittsburgh	1%
Cleveland	2%	New York	0.4%
Louisville	2%	Nashville	0.4%
Memphis	2%	St. Louis	0.2%

45% Las Vegas / 55% Regional (By % of Rent)[5]

Tenant Diversity



% of Rent[5]	
Caesars	42%
MGM	34%
Venetian	10%
Hard Rock	5%
JACK	3%
Penn	3%
Cherokee Nation	2%
EBCI	1%
CNTY	1%

80% Public Tenants / 20% Private Tenants (By % of Rent)[5]

1. See "Non-GAAP Financial Measures" on pages 12-13 of this presentation for the reconciliations and "Definitions of Non-GAAP Financial Measures" on page 28 of this presentation for the definitions of these Non-GAAP Financial Measures.
2. Based on 963.1 million shares of VICI common stock and 12.2 million additional operating partnership units ("OP Units") held by third parties and closing share price of $29.79 on June 30, 2022.
3. Adjusted LQA Net Leverage Ratio is defined as Total Debt less Cash & Cash Equivalents divided by last quarter annualized ("LQA") Further Adjusted EBITDA for the quarter ended June 30, 2022. LQA Q2'22 Further Adj. EBITDA represents annualized Q2'22 Adjusted EBITDA, adjusted to reflect the impact of the acquisition of MGM Growth Properties ("MGP") as if it had closed on April 1, 2022 instead of the closing date of April 29, 2022. LTM Net Leverage for the period ended June 30, 2022 was 9.4x. For the LTM period ended June 30, 2022, Adjusted EBITDA reflects the impact of the MGP acquisition for the period from the date of its consummation, April 29, 2022, to June 30, 2022, and, as a result, the LTM Net Leverage Ratio as of June 30, 2022 does not reflect a full 12 months of income from the MGP acquisition. See "Q2'22 Adjusted LQA Net Leverage" on page 18 for more information and reconciliations on this metric.
4. Pro forma for MGM's pending sale of the operations of the Mirage Hotel & Casino (the "Mirage") to Hard Rock and the operations of the Gold Strike Casino Resort ("Gold Strike") to CNE Gaming Holdings LLC, a subsidiary of Cherokee Nation Businesses, L.L.C. ("Cherokee Nation"), which are both subject to customary closing conditions and regulatory approvals. Please refer to page 25 for additional details regarding these pending transactions.
5. Based on annualized contractual rent as of July 2022. Rent received from master leases is allocated based on internal rent allocations by property.

VICI Q2 2022 Supplemental Financial & Operating Data

7

VICI Q2 2022 Supplemental Financial & Operating Data 8 (amounts in thousands, except share and per share data) Consolidated Balance Sheets June 30, 2022 December 31, 2021 Assets Real estate portfolio: Investments in leases - sales-type, net 17,075,857$ 13,136,664$ Investments in leases - financing receivables, net 16,486,522 2,644,824 Investments in loans, net 545,162 498,002 Investment in unconsolidated affiliate 1,464,766 — Land 153,576 153,576 Cash and cash equivalents 614,001 739,614 Other assets 949,333 424,693 Total assets 37,289,217$ 17,597,373$ Liabilities Debt, net 13,721,500$ 4,694,523$ Accrued expenses and deferred revenue 173,734 113,530 Dividends payable 346,526 226,309 Other liabilities 932,570 375,837 Total liabilities 15,174,330 5,410,199 Stockholders' equity 9,631 6,289 — — Additional paid-in capital 21,644,198 11,755,069 Accumulated other comprehensive income 197,275 884 Retained (deficit) earnings (88,610) 346,026 Total VICI stockholders' equity 21,762,494 12,108,268 Non-controlling interests 352,393 78,906 Total stockholders' equity 22,114,887 12,187,174 Total liabilities and stockholders' equity 37,289,217$ 17,597,373$ Common stock, $0.01 par value, 1,350,000,000 shares authorized and 963,090,985 and 628,942,092 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at June 30, 2022 and December 31, 2021

Consolidated Balance Sheets – Quarterly

VICI

(amounts in thousands, except share and per share data)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets				
Real estate portfolio:				
Investments in leases - sales-type, net	$ 17,075,857	$ 17,113,699	$ 13,136,664	$ 13,124,209
Investments in leases - financing receivables, net	16,486,522	2,650,633	2,644,824	2,640,399
Investments in loans, net	545,162	513,128	498,002	523,897
Investment in unconsolidated affiliate	1,464,766	—	—	—
Land	153,576	153,576	153,576	153,576
Cash and cash equivalents	614,001	568,702	739,614	669,514
Other assets	949,333	741,583	424,693	437,209
Total assets	**$ 37,289,217**	**$ 21,741,321**	**$ 17,597,373**	**$ 17,548,804**
Liabilities				
Debt, net	$ 13,721,500	$ 5,297,014	$ 4,694,523	$ 4,692,032
Accrued expenses and deferred revenue	173,734	99,062	113,530	125,188
Dividends payable	346,526	269,276	226,309	226,300
Other liabilities	932,570	592,183	375,837	376,498
Total liabilities	**15,174,330**	**6,257,535**	**5,410,199**	**5,420,018**
Stockholders' equity				
Common stock	9,631	7,484	6,289	6,289
Preferred stock	—	—	—	—
Additional paid-in capital	21,644,198	14,971,890	11,755,069	11,752,852
Accumulated other comprehensive income	197,275	109,495	884	—
Retained (deficit) earnings	(88,610)	315,809	346,026	290,966
Total VICI stockholders' equity	21,762,494	15,404,678	12,108,268	12,050,107
Non-controlling interest	352,393	79,108	78,906	78,679
Total stockholders' equity	22,114,887	15,483,786	12,187,174	12,128,786
Total liabilities and stockholders' equity	**$ 37,289,217**	**$ 21,741,321**	**$ 17,597,373**	**$ 17,548,804**

VICI Q2 2022 Supplemental Financial & Operating Data

9

Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Revenues				
Income from sales-type leases	$ 375,169	$ 291,132	$ 701,904	$ 581,278
Income from lease financing receivables and loans	261,721	69,996	334,599	140,373
Other income	15,563	6,987	23,949	13,961
Golf revenues	10,170	8,285	18,796	15,098
Total revenues	662,623	376,400	1,079,248	750,710
Operating expenses				
General and administrative	11,782	7,628	21,248	15,713
Depreciation	779	757	1,555	1,549
Other expenses	15,563	6,987	23,949	13,961
Golf expenses	5,859	5,232	11,144	9,738
Change in allowance for credit losses[1]	551,876	(29,104)	632,696	(33,484)
Transaction and acquisition expenses	16,664	791	17,419	9,512
Total operating expenses	602,523	(7,709)	708,011	16,989
Income from unconsolidated affiliate	15,134	—	15,134	—
Interest expense	(133,128)	(79,806)	(201,270)	(156,854)
Interest income	780	30	873	49
(Loss) income before income taxes	(57,114)	304,333	185,974	576,916
Income tax expense	(1,027)	(1,256)	(1,427)	(1,740)
Net (loss) income	(58,141)	303,077	184,547	575,176
Less: Net loss (income) attributable to non-controlling interests	435	(2,368)	(1,870)	(4,666)
Net (loss) income attributable to common stockholders	$ (57,706)	$ 300,709	$ 182,677	$ 570,510
Net (loss) income per common share				
Basic	$ (0.06)	$ 0.56	$ 0.23	$ 1.06
Diluted	$ (0.06)	$ 0.54	$ 0.23	$ 1.04
Weighted average number of shares of common stock outstanding				
Basic	896,545,880	536,692,167	791,029,664	536,586,921
Diluted[2]	896,545,880	554,438,981	793,224,837	549,620,976
Impact to net (loss) income related to non-cash change in allowance for credit losses - CECL[1]	**$ (551,876)**	**$ 29,104**	**$ (632,696)**	**$ 33,484**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.62)	$ 0.05	$ (0.80)	$ 0.06
Diluted	$ (0.62)	$ 0.05	$ (0.80)	$ 0.06

1. Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for further details.
2. For the calculation of diluted net (loss) income per common share for the quarter ending June 30, 2022, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Refer to page 12 for further details.

VICI Q2 2022 Supplemental Financial & Operating Data 10

Consolidated Statements of Operations – Quarterly

VICI

(amounts in thousands, except share and per share data)

	Three Months Ended			
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Revenues				
Income from sales-type leases	$ 375,169	$ 326,735	$ 294,635	$ 292,059
Income from lease financing receivables and loans	261,721	72,878	72,664	70,205
Other income	15,563	8,386	6,911	6,936
Golf revenues	10,170	8,626	8,944	6,504
Total revenues	662,623	416,625	383,154	375,704
Operating expenses				
General and administrative	11,782	9,466	9,030	8,379
Depreciation	779	776	771	771
Other expenses	15,563	8,386	6,911	6,936
Golf expenses	5,859	5,285	5,881	5,143
Change in allowance for credit losses[1]	551,876	80,820	4,899	9,031
Transaction and acquisition expenses	16,664	755	713	177
Total operating expenses	602,523	105,488	28,205	30,437
Income from unconsolidated affiliate	15,134	—	—	—
Interest expense	(133,128)	(68,142)	(70,437)	(165,099)
Interest income	780	93	45	26
Loss from extinguishment of debt	—	—	—	(15,622)
(Loss) income before income taxes	(57,114)	243,088	284,557	164,572
Income tax expense	(1,027)	(400)	(759)	(388)
Net (loss) income	(58,141)	242,688	283,798	164,184
Less: Net loss (income) attributable to non-controlling interests	435	(2,305)	(2,319)	(2,322)
Net (loss) income attributable to common stockholders	$ (57,706)	$ 240,383	$ 281,479	$ 161,862
Net (loss) income per common share				
Basic	$ (0.06)	$ 0.35	$ 0.45	$ 0.29
Diluted	$ (0.06)	$ 0.35	$ 0.44	$ 0.28
Weighted average number of shares of common stock outstanding				
Basic	896,545,880	684,341,045	628,632,771	555,153,692
Diluted[2]	896,545,880	687,914,683	637,407,750	571,894,545
Impact to net (loss) income related to non-cash change in allowance for credit losses - CECL[1]	**$ (551,876)**	**$ (80,820)**	**$ (4,899)**	**$ (9,031)**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.62)	$ (0.12)	$ (0.01)	$ (0.02)
Diluted	$ (0.62)	$ (0.12)	$ (0.01)	$ (0.02)

1. Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for further details.
2. For the calculation of diluted net (loss) income per common share for the quarter ending June 30, 2022, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Refer to page 13 for further details.

VICI Q2 2022 Supplemental Financial & Operating Data

11

Non-GAAP Financial Measures

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net (loss) income attributable to common stockholders	$ (57,706)	$ 300,709	$ 182,677	$ 570,510
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	7,310	—	7,310	—
Funds From Operations (FFO) attributable to common stockholders[1]	**(50,396)**	**300,709**	**189,987**	**570,510**
Non-cash leasing and financing adjustments	(86,405)	(29,346)	(121,969)	(57,198)
Non-cash change in allowance for credit losses	551,876	(29,104)	632,696	(33,484)
Non-cash stock-based compensation	3,236	2,395	5,866	4,672
Transaction and acquisition expenses	16,664	791	17,419	9,512
Amortization of debt issuance costs and original issue discount	11,991	9,934	27,968	16,625
Other depreciation	749	726	1,495	1,486
Capital expenditures	(202)	(274)	(656)	(1,507)
(Gain) loss on extinguishment of debt and interest rate swap settlements	(5,405)	—	(5,405)	—
Joint venture non-cash adjustments and non-controlling interest adjustments	(12,058)	296	(11,856)	523
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	**430,050**	**256,127**	**735,545**	**511,139**
Interest expense, net	125,762	69,842	177,834	140,180
Income tax expense	1,027	1,256	1,427	1,740
Joint venture adjustments and non-controlling interest adjustments	7,651	—	7,651	—
Adjusted EBITDA attributable to common stockholders[1]	**$ 564,490**	**$ 327,225**	**$ 922,457**	**$ 653,059**
Net (loss) income per common share				
Basic	$ (0.06)	$ 0.56	$ 0.23	$ 1.06
Diluted	$ (0.06)	$ 0.54	$ 0.23	$ 1.04
FFO per common share				
Basic	$ (0.06)	$ 0.56	$ 0.24	$ 1.06
Diluted	$ (0.06)	$ 0.54	$ 0.24	$ 1.04
Weighted average number of shares of common stock outstanding - Net (Loss) Income and FFO				
Basic	896,545,880	536,692,167	791,029,664	536,586,921
Diluted	896,545,880	554,438,981	793,224,837	549,620,976
AFFO per common share				
Basic	$ 0.48	$ 0.48	$ 0.93	$ 0.95
Diluted	$ 0.48	$ 0.46	$ 0.93	$ 0.93
Weighted average number of shares of common stock outstanding - AFFO				
Basic	896,545,880	536,692,167	791,029,664	536,586,921
Diluted[2]	897,362,588	554,438,981	793,224,837	549,620,976

1. See definitions of Non-GAAP Financial Measures on page 28 of this presentation.
2. For the three months ended June 30, 2022, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 816,708 shares. For the three months ended June 30, 2022, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net (loss) income and FFO as these were in loss positions and the effect of inclusion would have been anti-dilutive.

VICI Q2 2022 Supplemental Financial & Operating Data

12

Non-GAAP Financial Measures – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended			
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net (loss) income attributable to common stockholders	$ (57,706)	$ 240,383	$ 281,479	$ 161,862
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	7,310	—	—	—
Funds From Operations (FFO) attributable to common stockholders[1]	**(50,396)**	**240,383**	**281,479**	**161,862**
Non-cash leasing and financing adjustments	(86,405)	(35,564)	(31,363)	(30,865)
Non-cash change in allowance for credit losses	551,876	80,820	4,899	9,031
Non-cash stock-based compensation	3,236	2,630	2,304	2,395
Transaction and acquisition expenses	16,664	755	713	177
Amortization of debt issuance costs and original issue discount	11,991	15,977	20,729	34,098
Other depreciation	749	746	742	742
Capital expenditures	(202)	(454)	(852)	(131)
(Gain) loss on extinguishment of debt and interest rate swap settlements[2]	(5,405)	—	—	79,861
Joint venture non-cash adjustments and non-controlling interest adjustments	(12,058)	202	227	250
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	**430,050**	**305,495**	**278,878**	**257,420**
Interest expense, net	125,762	52,072	49,663	66,736
Income tax expense	1,027	400	759	388
Joint venture adjustments and non-controlling interest adjustments	7,651	—	—	—
Adjusted EBITDA attributable to common stockholders[1]	**$ 564,490**	**$ 357,967**	**$ 329,300**	**$ 324,544**
Net (loss) income per common share				
Basic	$ (0.06)	$ 0.35	$ 0.45	$ 0.29
Diluted	$ (0.06)	$ 0.35	$ 0.44	$ 0.28
FFO per common share				
Basic	$ (0.06)	$ 0.35	$ 0.45	$ 0.29
Diluted	$ (0.06)	$ 0.35	$ 0.44	$ 0.28
Weighted average number of shares of common stock outstanding - Net (Loss) Income and FFO				
Basic	896,545,880	684,341,045	628,632,771	555,153,692
Diluted	896,545,880	687,914,683	637,407,750	571,894,545
AFFO per common share				
Basic	$ 0.48	$ 0.45	$ 0.44	$ 0.46
Diluted	$ 0.48	$ 0.44	$ 0.44	$ 0.45
Weighted average number of shares of common stock outstanding - AFFO				
Basic	896,545,880	684,341,045	628,632,771	555,153,692
Diluted[3]	897,362,588	687,914,683	637,407,750	571,894,545

1. See definitions of Non-GAAP Financial Measures on page 28 of this presentation.
2. For the three months ended September 30, 2021, includes swap breakage costs of approximately $64.2 million incurred in connection with the early settlement of the outstanding interest rate swap agreements.
3. For the three months ended June 30, 2022, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 816,708 shares. For the three months ended June 30, 2022, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net (loss) income and FFO as these were in loss positions and the effect of inclusion would have been anti-dilutive.

VICI Q2 2022 Supplemental Financial & Operating Data 13

VICI

Revenue Detail

(amounts in thousands, except share and per share data)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet[1]	$ 122,729	$ 129,040	$ 245,458	$ 258,080
Caesars Las Vegas Master Lease	105,556	100,652	211,112	201,304
The Venetian Resort Las Vegas Lease	62,500	—	87,798	—
Greektown Lease	12,830	13,537	25,660	27,426
Hard Rock Lease	11,010	10,848	22,020	21,696
Caesars Southern Indiana Lease	8,125	—	16,250	—
Century Master Lease	6,376	6,313	12,752	12,626
Margaritaville Lease	5,954	5,866	11,878	11,738
Income from sales-type leases non-cash adjustment[2]	40,089	24,876	68,976	48,408
Income from sales-type leases	375,169	291,132	701,904	581,278
Contractual revenue from lease financing receivables				
MGM Master Lease	148,112	—	148,112	—
Harrah's NOLA, AC, and Laughlin	39,663	39,077	79,326	78,154
JACK Entertainment Master Lease	17,251	16,470	33,941	32,940
Income from lease financing receivables non-cash adjustment[2]	46,319	4,522	52,985	8,867
Income from lease financing receivables	251,345	60,069	314,364	119,961
Contractual interest income				
Senior Secured Loans	9,185	9,974	18,215	20,483
Mezzanine Loans	1,194	5	2,012	5
Income from loans non-cash adjustment[2]	(3)	(52)	8	(76)
Income from loans	10,376	9,927	20,235	20,412
Income from lease financing receivables and loans	261,721	69,996	334,599	140,373
Other income	15,563	6,987	23,949	13,961
Golf revenues	10,170	8,285	18,796	15,098
Total revenues	$ 662,623	$ 376,400	$ 1,079,248	$ 750,710

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI, and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q2 2022 Supplemental Financial & Operating Data

14

Revenue Detail – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet[1]	$ 122,729	$ 122,729	$ 122,127	$ 126,603
Caesars Las Vegas Master Lease	105,556	105,556	103,923	100,652
The Venetian Resort Las Vegas Lease	62,500	25,298	-	—
Greektown Lease	12,830	12,830	12,830	12,829
Hard Rock Lease	11,010	11,010	11,010	10,848
Caesars Southern Indiana Lease	8,125	8,125	8,125	2,437
Century Master Lease	6,376	6,376	6,311	6,313
Margaritaville Lease	5,954	5,924	5,865	5,866
Income from sales-type leases non-cash adjustment[2]	40,089	28,887	24,444	26,511
Income from sales-type leases	375,169	326,735	294,635	292,059
Contractual revenue from lease financing receivables				
MGM Master Lease	148,112	—	-	—
Harrah's NOLA, AC, and Laughlin	39,663	39,663	39,470	39,077
JACK Entertainment Master Lease	17,251	16,690	16,470	16,470
Income from lease financing receivables non-cash adjustment[2]	46,319	6,666	6,929	4,631
Income from lease financing receivables	251,345	63,019	62,869	60,178
Contractual interest income				
Senior Secured Loans	9,185	9,030	9,269	10,033
Mezzanine Loans	1,194	818	537	271
Income from loans non-cash adjustment[2]	(3)	11	(11)	(277)
Income from loans	10,376	9,859	9,795	10,027
Income from lease financing receivables and loans	261,721	72,878	72,664	70,205
Other income	15,563	8,386	6,911	6,936
Golf revenues	10,170	8,626	8,944	6,504
Total revenues	$ 662,623	$ 416,625	$ 383,154	$ 375,704

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI, and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q2 2022 Supplemental Financial & Operating Data

15

Annualized Contractual Rent and Income from Loans

($ in millions, as of July 2022)

	Assets Per Lease	Locations	Annualized Rent
Annualized Contractual Rent			
MGM Master Lease	13	Las Vegas / Regional	$860.0
Caesars Regional Master Lease & Joliet Lease	16	Regional	649.6
Caesars Las Vegas Master Lease	2	Las Vegas	422.2
The Venetian Resort Las Vegas Lease	1	Las Vegas	250.0
Pro Rata Share of MGM Grand / Mandalay Bay BREIT JV Master Lease[1]	2	Las Vegas	152.2
JACK Entertainment Master Lease	2	Regional	69.0
Greektown Lease	1	Regional	51.3
Hard Rock Cincinnati Lease	1	Regional	44.0
Caesars Southern Indiana Lease	1	Regional	32.5
Century Master Lease	3	Regional	25.5
Margaritaville Lease	1	Regional	23.8
Total Annualized Contractual Rent	**43**		**$2,580.2**

	Principal Balance	Blended Interest Rate	Annualized Income from Loans
Annualized Contractual Income from Loans			
Senior Secured Loans	$474.2	7.7%	$36.5
Mezzanine Loans	71.8	8.0%	5.7
Total Annualized Contractual Income from Loans	**$546.0**	**7.7%**	**$42.3**
Total Annualized Contractual Rent and Income from Loans			**$2,622.5**

1. MGM Grand and Mandalay Bay are owned by a joint venture with Blackstone Real Estate Income Trust, Inc. ("BREIT"), in which VICI owns a 50.1% interest following the acquisition of MGP.

VICI Q2 2022 Supplemental Financial & Operating Data 16

VICI Q2 2022 Supplemental Financial & Operating Data 17 2022 Guidance The Company is reaffirming AFFO guidance for the full year 2022. Guidance does not include the impact on operating results from any possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The Company estimates AFFO for the year ending December 31, 2022 will be between $1,660.0 million and $1,690.0 million, or between $1.89 and $1.92 per diluted share. These per share estimates reflect the dilutive effect of the pending 11,380,980 shares related to the June 2022 Forward Sale Agreement as calculated under the treasury stock method. VICI OP Units held by a third party are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock. The following is a summary of the Company’s full-year 2022 guidance: In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. For more information, see “Non-GAAP Financial Measures.” The Company is unable to provide a reconciliation of its stated AFFO guidance to net income attributable to common stockholders because it is unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results, the impact of these adjustments could be material, individually or in the aggregate, to the Company's reported GAAP results. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. ($ in millions, except per share data) 2022 Guidance For the Year Ending December 31, 2022: Low High Estimated Adjusted Funds From Operations (AFFO) $1,660.0 $1,690.0 Estimated Adjusted Funds From Operations (AFFO) per common diluted share $1.89 $1.92 Estimated Weighted Average Common Share Count at Year End (in millions) 879.3 879.3

VICI

Capitalization

($ in thousands, except share and per share data)

Debt	Maturity Date	Interest Rate	Interest Frequency	Balance as of June 30, 2022
Senior Unsecured Debt[1]				
$2.5Bn Revolving Credit Facility	3/31/2027[2]	SOFR+1.05%[3]	Monthly	-
$1.0Bn Delayed Draw Term Loan	3/31/2027[2]	SOFR+1.20%[3]	Monthly	-
5.625% Notes due 2024[4]	5/1/2024	5.625%	Semi-Annually	1,050,000
3.500% Notes Due 2025	2/15/2025	3.500%	Semi-Annually	750,000
4.375% Notes Due 2025	5/15/2025	4.375%	Semi-Annually	500,000
4.625% Notes Due 2025[4]	6/15/2025	4.625%	Semi-Annually	800,000
4.500% Notes Due 2026[4]	9/1/2026	4.500%	Semi-Annually	500,000
4.250% Notes Due 2026	12/1/2026	4.250%	Semi-Annually	1,250,000
5.750% Notes Due 2027[4]	2/1/2027	5.750%	Semi-Annually	750,000
3.750% Notes Due 2027	2/15/2027	3.750%	Semi-Annually	750,000
4.500% Notes Due 2028[4]	1/15/2028	4.500%	Semi-Annually	350,000
4.750% Notes Due 2028	2/15/2028	4.516%[5]	Semi-Annually	1,250,000
3.875% Notes Due 2029[4]	2/15/2029	3.875%	Semi-Annually	750,000
4.625% Notes Due 2029	12/1/2029	4.625%	Semi-Annually	1,000,000
4.950% Notes Due 2030	2/15/2030	4.541%[5]	Semi-Annually	1,000,000
4.125% Notes Due 2030	8/15/2030	4.125%	Semi-Annually	1,000,000
5.125% Notes Due 2032	5/15/2032	3.980%[5]	Semi-Annually	1,500,000
5.625% Notes Due 2052	5/15/2052	5.625%	Semi-Annually	750,000
Total Unsecured Debt	-	-	-	**13,950,000**
50.1% Pro Rata Share of BREIT JV Debt	3/5/2032	3.308%	Monthly	1,503,000
Total Debt		**4.54%[6] / 4.38%[5]**		**$15,453,000**
Unsecured Debt				*90%*
Fixed Rate Debt				*100%*
Weighted Average Years to Maturity				*7.2 Years*

Equity	As of June 30, 2022
Shares Outstanding	963,090,985
Third-Party OP Units Outstanding[7]	12,231,373
Share Price	$29.79
Equity Market Capitalization	**$29,054,853**

Enterprise Value	
Total Debt plus Equity Market Capitalization	44,507,853
Less: Cash & Cash Equivalents	614,001
Total Enterprise Value	**$43,893,852**

Total Liquidity	
Revolving Credit Facility Capacity	2,500,000
Delayed Draw Term Loan Capacity	1,000,000
Outstanding Forward Sale Agreement	360,042
Cash & Cash Equivalents	614,001
Total Liquidity as of June 30, 2022	**$4,474,043**

Q2'22 Adjusted LQA Net Leverage	
Q2'22 Adj. EBITDA[8]	$564,490
MGP Acquisition Rent Adjustment[9]	77,648
Q2'22 Further Adj. EBITDA	642,138
Annualized Q2'22 Further Adj. EBITDA	2,568,554
Net Debt	14,838,999
Adjusted LQA Net Leverage	**5.8x**

VICI Issuer Credit Ratings
Moody's: Ba1 / Stable Outlook
S&P: BBB- / Stable Outlook
Fitch: BBB- / Stable Outlook

1. Holders of the senior notes, as well as the trustee under the governing indentures and the administrative agent and lenders under VICI's Credit Agreement, benefit from a limited pledge of the equity of VICI Properties L.P. Refer to Note 7 - Debt within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for further details.
2. Maturity date shown inclusive of applicable extension options.
3. Facility fees on total commitments (0.15%-0.375% depending on VICI LP's ratings).
4. Issued in exchange for senior notes originally issued by MGP OP pursuant to the related exchange offers, which settled on April 29, 2022 in connection with the closing of the MGP acquisition. Principal amounts listed include unexchanged MGP OP notes which remain outstanding, totaling $90.0 million in the aggregate.
5. Interest rates represent the contractual interest rates adjusted to account for the impact of the forward-starting interest rate swaps and treasury locks. Refer to page 26 of this presentation and Note 8 – Derivatives within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for further details.
6. Reflects contractual interest rate on 4.750% Notes Due 2028, 4.950% Notes Due 2030 and 5.125% Notes Due 2032.
7. Represents units of VICI Properties OP LLC, VICI's operating partnership. Following the closing of the MGP acquisition, MGM holds ~1% of the limited liability company interests in VICI Properties OP LLC, which may be redeemed for cash or, at VICI's election, shares of common stock.
8. See "Non-GAAP Financial Measures" on pages 12-13 of this presentation for the reconciliations and "Definitions of Non-GAAP Financial Measures" on page 28 of this presentation for the definitions of these Non-GAAP Financial Measures.
9. Adjusted to reflect the impact of the MGP acquisition as if it had closed on April 1, 2022 instead of the closing date of April 29, 2022.

VICI Q2 2022 Supplemental Financial & Operating Data 18

VICI Q2 2022 Supplemental Financial & Operating Data 19 Portfolio Diversification1 1. Based on annualized contractual rent. 2. MGM Master Lease rent is allocated based on internal rent allocations by property. 3. Pro forma for MGM’s pending sale of the operations of the Mirage to Hard Rock and the operations of Gold Strike to Cherokee Nation, which are both subject to customary closing conditions and regulatory approvals. Please refer to page 25 for additional details regarding these pending transactions. GEOGRAPHIC DIVERSIFICATION ACROSS 15 STATES At Formation (2017) 74% 26% Regional Las Vegas Current Portfolio2 55% 45% Regional Las Vegas LONG-TERM PARTNERSHIPS WITH 9 TENANTS 100% At Formation (2017) 42% 34% 10% 5% 3% 3% 2% 1%1% Portfolio Pro Forma for Pending Transactions3

Portfolio Overview

(Square footage shown in thousands)

Major MSAs Served	Property	Location	Total Sq. Ft.	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Boston	MGM Springfield	Springfield, MA	2,000	106	34	1,571	52	240
Chicago	Horseshoe Hammond	Hammond, IN	1,716	117	--	1,970	120	--
	Harrah's Joliet[1]	Joliet, IL	1,011	39	6	880	20	200
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	1,482	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	844	96	--	1,330	120	--
	JACK Thistledown	North Randall, OH	1,004	57	--	1,480	--	--
	MGM Northfield Park	Northfield, OH	724	73	--	1,669	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,060	60	600
	Margaritaville Bossier City	Bossier City, LA	380	30	--	986	50	395
Detroit	Hollywood Casino at Greektown	Detroit, MI	2,200	100	14	2,155	64	400
	MGM Grand Detroit	Detroit, MI	3,220	147	30	2,817	140	400
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	960	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,400	180	3,970
	Excalibur	Las Vegas, NV	2,860	93	25	894	42	3,981
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,070	60	2,540
	Luxor	Las Vegas, NV	3,398	101	35	819	45	4,397
	Mandalay Bay[2]	Las Vegas, NV	9,581	152	2,121	990	69	4,750
	MGM Grand Las Vegas[2]	Las Vegas, NV	9,068	169	850	1,245	122	6,071
	The Mirage	Las Vegas, NV	4,795	94	170	835	71	3,044
	New York - New York & The Park	Las Vegas, NV	2,765	81	31	893	54	2,024
	Park MGM	Las Vegas, NV	5,099	66	77	745	65	2,898
	The Venetian Resort Las Vegas	Las Vegas, NV	16,970	225	2,300	1,480	210	7,100
Laughlin	Harrah's Laughlin	Laughlin, NV	1,413	58	7	760	40	1,510
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	74	24	1,100	90	500
Memphis	Gold Strike Tunica	Tunica, MS	1,460	57	17	1,082	61	1,109
	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	970	100	510

1. Owned by Harrah's Joliet Landco LLC, a joint venture of which a subsidiary of VICI is the 80% owner and managing member.
2. MGM Grand and Mandalay Bay are owned by a joint venture with BREIT, in which VICI owns a 50.1% interest following the acquisition of MGP.

VICI Q2 2022 Supplemental Financial & Operating Data

20

Portfolio Overview (Continued)

(Square footage shown in thousands)

VICI

Major MSAs Served	Property	Location	Total Sq. Ft.	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	650	20	210
New Orleans	Beau Rivage	Biloxi, MS	3,633	85	50	1,516	75	1,740
	Harrah's Gulf Coast	Biloxi, MS	1,031	32	--	600	30	500
	Harrah's New Orleans	New Orleans, LA	1,180	104	47	1,260	120	450
New York	Empire City	Yonkers, NY	549	137	0	4,696	0	0
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	23	6	510	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	55	--	1,330	60	150
Pittsburgh	Mountaineer Casino	New Cumberland, WV	890	72	70	1,110	35	357
Philadelphia	Borgata	Atlantic City, NJ	5,673	213	106	2,816	163	2,767
	Caesars Atlantic City	Atlantic City, NJ	3,816	113	29	1,900	130	1,150
	Harrah's Atlantic City	Atlantic City, NJ	4,470	150	125	1,860	130	2,590
	Harrah's Philadelphia	Chester, PA	2,000	100	12	1,700	70	--
San Francisco /Sacramento	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	51	19	600	30	740
	Harrah's Lake Tahoe	Stateline, NV	1,057	54	18	720	60	510
St. Louis	Century Casino Cape Girardeau	Cape Girardeau, MO	170	42	8	839	23	--
	Century Casino Caruthersville	Caruthersville, MO	90	21	12	525	9	--
Washington D.C.	MGM National Harbor	Prince George's County, MD	3,349	150	50	2,123	158	308
Total VICI Leased Property Portfolio								
20 MSAs	**43 Properties**	**15 States**	**122,516**	**3,825**	**6,705**	**57,716**	**3,128**	**58,751**
Golf Course	Cascata Golf Course	Boulder City, NV	37	--	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--	--

VICI Q2 2022 Supplemental Financial & Operating Data

21

VICI

Summary of Current Lease Terms

	MGM Master Lease	Caesars Regional Master Lease and Joliet Lease[1]	Caesars Las Vegas Master Lease[1]	Venetian Resort Las Vegas Lease
Tenant	MGM Resorts International	Caesars Entertainment	Caesars Entertainment	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.
Annual Cash Rent as of July 2022	$860.0 million	$649.6 million[2]	$422.2 million	$250.0 million
Current Lease Year	Apr. 29, 2022 – Apr. 30, 2023 Lease Year 1	Nov. 1, 2021 – Oct. 31, 2022 Lease Year 5	Nov. 1, 2021 – Oct. 31, 2022 Lease Year 5	Feb. 23, 2022 – Feb. 28, 2023[3] Lease Year 1
Annual Escalator	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	1.5% in years 2-5 >2% / change in CPI thereafter, subject to 2% floor	>2% / change in CPI, subject to 2% floor	>2% / change in CPI (capped at 3%), beginning in year 2
Coverage Floor	None	None	None	None
Rent Adjustment[4]	None	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable	None
Variable Rent Adjustment Mechanic[4]	None	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	None
Term	25-year initial term with three 10-year renewal options	18-year initial term with four 5-year renewal options[5]		30-year initial term with two 10-year renewal options
Guarantor	MGM Resorts International	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	Las Vegas Sands Corp. provides contingent lease payment support through 2023, which will terminate after (i) 2022 if 2022 EBITDAR ≥ $550mm or (ii) a change of control occurs
Capex	1% of Net Revenues	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among CPLV and regional properties)	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among CPLV and HLV)	2.0% of Net Revenues annually (exclusive of gaming equipment) on a rolling three-year basis with ramp up

1. Regional Master Lease consists of 16 Caesars properties leased from VICI and the Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas.
2. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Current Annual Cash Rent is $641.2 million.
3. Lease year 1 ends on the earlier of (i) February 28, 2024 and (ii) the first day of the first month following the month in which the net revenue of the Venetian Resort Las Vegas for the trailing 12 months equals or exceeds 2019 net revenue.
4. Rent adjustments in the Caesars Regional Master Lease and Caesars Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.
5. Upon the consummation of the Eldorado Transaction, the Caesars Lease Agreements were extended such that each lease has a full 15-year initial lease term from the date of consummation.

VICI Q2 2022 Supplemental Financial & Operating Data

22

Summary of Current Lease Terms (Continued)

VICI

	MGM Grand & Mandalay Bay BREIT JV Master Lease	JACK Cleveland / Thistledown Master Lease	Greektown Lease	Hard Rock Cincinnati Lease
Tenant	MGM Resorts International	JACK Entertainment	Penn National Gaming	Hard Rock Entertainment
Annual Cash Rent as of July 2022	$303.8 million (VICI's Pro Rata Share: $152.2 million)	$69.0 million[1]	$51.3 million	$44.0 million
Current Lease Year	Mar. 1, 2022 – Feb. 28, 2023 Lease Year 3	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 3	June 1, 2022 – May 31, 2023 Lease Year 4	Oct. 1, 2021 – Sept. 30, 2022 Lease Year 3
Annual Escalator	2% in years 2-15 >2% / change in CPI thereafter (capped at 3%)	1.0% in years 3 1.5% in years 4-6 > 1.5% / change in CPI thereafter (capped at 2.5%)	2% for Building Base Rent ($42.8 Million)	1.5% in years 2-4 > 2.0% / change in CPI thereafter[2]
Coverage Floor	None	None	Net Revenue to Rent Ratio to be mutually agreed upon prior to the commencement of lease year 5	None
Rent Adjustment	None	None	Percentage (Variable) Rent adjusts every 2 years beginning in year 5	Year 8: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic	None	None	4% of the average net revenues for trailing 2-year period less threshold amount	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3
Term	30-year initial term with two 10-year renewal options	Initial term of 20 years with three 5-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	MGM Resorts International	Rock Ohio Ventures LLC	Penn National Gaming	Seminole Hard Rock Entertainment, Inc.
Capex	3.5% of Net Revenues based on 5-year rolling test (subject to minimum 2.5% for each property); 1.5% monthly revenues	Initial minimum of $30 million in first 3 years; 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis[3]	Minimum 1% of Net Revenues based on a four-year average	Minimum 1% of Net Revenues

1. As of April 1, 2022, annual rent increased by $1.8 million in connection with the funding of a new gaming patio amenity at JACK Thistledown Racino.
2. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
3. Minimum of $30 million includes amounts spent on the gaming patio amenity at JACK Thistledown Racino, gaming equipment and the May Company Garage from the period commencing April 1, 2019 until December 31, 2022.

VICI Q2 2022 Supplemental Financial & Operating Data 23

Summary of Current Lease Terms (Continued)

VICI

	Caesars Southern Indiana Lease	Century Master Lease	Margaritaville Bossier City Lease
Tenant	Eastern Band of Cherokee Indians	Century Casinos	Penn National Gaming
Annual Cash Rent as of July 2022	$32.5 million	$25.5 million	$23.8 million
Current Lease Year	Sept. 3, 2021 – Aug. 31, 2022 Lease Year 1	Jan. 1, 2022 – Dec. 31, 2022 Lease Year 3	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 4
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter	1.0% in years 2-3 > 1.25% / change in CPI thereafter	2% for Building Base Rent ($17.2 Million)
Coverage Floor	None	Net Revenue to Rent Ratio: 7.5x beginning in year 6	Net Revenue to Rent Ratio: 6.1x beginning in year 2
Rent Adjustment	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Percentage (Variable) Rent adjusts every 2 years beginning in year 3
Variable Rent Adjustment Mechanic	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2[1] Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of the average net revenues for trailing 2-year period less threshold amount
Term	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	Eastern Band of Cherokee Indians	Century Casinos, Inc.	Penn National Gaming
Capex	1% of annual Net Revenues	Minimum 1% of Net Revenues on a rolling three-year basis for each individual facility; 1% of Net Gaming Revenue per fiscal year for the facilities collectively	Minimum 1% of Net Revenues based on a four-year average

1. With respect to lease year 0, for the period Caesars Southern Indiana was closed in 2020 due to COVID-19, the Caesars Southern Indiana Lease will provide for the use of 2019 net revenues, pro rated for the period of such closure.

VICI Q2 2022 Supplemental Financial & Operating Data

24

VICI Q2 2022 Supplemental Financial & Operating Data 25 Recently Announced Transaction Activity 1. On December 13, 2021, in connection with MGM’s agreement to sell the operations of the Mirage to Hard Rock, VICI agreed to enter into a separate lease with Hard Rock related to the land and real estate assets of the Mirage, subject to customary closing conditions and regulatory approvals. Upon closing of the transaction, the MGM Master Lease will be amended to reflect the removal of the Mirage and annual rent payments will be reduced by $90.0 million. 2. On June 9, 2022, in connection with MGM’s agreement to sell the operations of Gold Strike to Cherokee Nation, VICI agreed to enter into a separate lease with Cherokee Nation related to the land and real estate assets of Gold Strike, subject to customary closing conditions and regulatory approvals. Upon closing of the transaction, the MGM Master Lease will be amended to reflect the removal of Gold Strike and annual rent payments will be reduced by $40.0 million. Property Announcement Date Status Rent Purchase Price Tenant Pending Transactions The Mirage Hotel & Casino Lease1 (Las Vegas, NV) $90.0 million (MGM Master Lease rent will be reduced by the $90 million attributable to the Mirage upon closing) N/A Hard Rock acquisition of Mirage OpCo expected to close Q4 2022 Hard Rock International 12/13/2021 Gold Strike Casino Resort2 (Tunica, MS) $40.0 million (MGM Master Lease rent will be reduced by the $40 million attributable to Gold Strike upon closing) N/A Cherokee Nation acquisition of Gold Strike OpCo expected to close H1 2023 Cherokee Nation6/9/2022

Investment & Capital Markets Activities

VICI

Recently Completed Transactions (By Closing Date)

Property / Loan	Announcement Date	Closing Date	Rent / Income	Cap Rate / Yield	Price / Loan Size	Tenant / Borrower
Great Wolf South Florida Mezzanine Loan	7/14/2022	7/1/2022	-	-	Up to $59 million	Great Wolf Resorts
Cabot Citrus Farms Loan Facility	6/6/2022	6/6/2022	-	-	Up to $120 million	Cabot Citrus Farms
MGM Growth Properties' Portfolio	8/4/2021	4/29/2022	$1.0 billion	-	~$17 million	MGM Resorts International
BigShots Golf Loan	9/15/2021	4/7/2022	-	-	Up to $80 million	BigShots Golf, a subsidiary of ClubCorp Holdings, Inc.
The Venetian Resort Las Vegas	3/3/2021	2/23/2022	$250 million	6.25%	$4 billion	Affiliate of Apollo Global Management, Inc.

Financing Activities

Debt Capital Markets

Inaugural Investment Grade Unsecured Notes Offering of $5.0 billion

- On April 29, 2022, issued $500 million 3-Year Notes at 4.375%, $1.25 billion 5-Year Notes at 4.750%, $1.0 billion 7-Year Notes at 4.950%, $1.5 billion 10-Year Notes at 5.125% and $750 million 30-Year Notes at 5.625%

Entered into New $3.5 billion Unsecured Credit Facility

- On February 8, 2022, entered into a new $2.5 billion unsecured revolving credit facility and $1.0 billion unsecured delayed draw term loan facility and concurrently terminated the secured $1.0 billion revolving credit facility
- On February 18, 2022, drew $600.0 million on our revolving credit facility in connection with the closing of the Venetian acquisition. On April 29, 2022, utilized funds from the April 2022 notes offering and cash on hand to pay down the outstanding balance

Interest Rate Swap and Treasury Lock Agreements

- From December 2021 to April 2022, entered into forward-starting interest rate swaps and U.S. Treasury rate locks with a notional amount of $3.0 billion to hedge against changes in future cash flows resulting from changes in interest rates
- In connection with the April 2022 notes offering, settled the swaps and treasury locks for total proceeds of $206.8 million to be amortized into interest expense in future periods

Equity Capital Markets

Up to $1.0 billion At-the-Market (ATM) Equity Program

- During Q2 2022, sold 11.4 million shares of common stock subject to a forward sale agreement at a weighted average price of $32.28 per share for gross proceeds of ~$367.4 million

$3.4 billion Follow-On Equity Offering at $29.50 per share

- On September 14, 2021, offered 115.0 million shares and issued 65.0 million shares with the remaining 50.0 million shares issued upon settlement of the forward sale agreements
- On February 18, 2022, settled 50.0 million shares from the September 2021 forward sale agreements

$2.0 billion Follow-On Equity Offering at $29.00 per share

- On March 3, 2021, offered 69.0 million shares issued upon settlement of the forward sale agreements
- On February 18, 2022, settled 69.0 million shares from the March 2021 forward sale agreements

VICI Q2 2022 Supplemental Financial & Operating Data

26

Embedded Growth Pipeline

VICI

	Two Las Vegas Strip ROFRs[1]					Put / Call Agreements			Horseshoe Baltimore ROFR[1,2]	Chelsea Piers New York	Caesars Virginia ROFR[1,2]
	First Asset										
	Second Asset										
	BALLY'S LAS VEGAS	Flamingo	Paris	planet hollywood	THE LINQ	Harrah's HOOSIER PARK RACING & CASINO	HORSESHOE INDIANAPOLIS	CAESARS FORUM	HORSESHOE CASINO • BALTIMORE	CHELSEA PIERS NEW YORK	CAESARS VIRGINIA
Location / Jurisdiction	Las Vegas Strip					Anderson, IN	Shelbyville, IN	LV Strip	Baltimore, MD	New York, NY	Danville, VA
Casino Space Sq. Ft.	68,400	72,300	95,300	64,500	32,900	55,300	105,100	--	122,000	--	--
# of Tables	70	110	100	110	60	28	61	--	210	--	--
# of Slots	940	1,120	980	1,070	780	1,710	2,070	--	2,200	--	--
# of Rooms	2,810	3,450	2,920	2,520	2,250	--	--	--	--	--	--
Highlights	• Opportunity to expand presence on Las Vegas Strip and potential to diversify tenant base					• Highly attractive Indianapolis market with the potential for growth from table games		• Bolsters Las Vegas asset base with newly built, world class convention center	• Furthers geographic diversification with urban core real estate	• Iconic experiential asset with diverse revenue streams expands VICI's investment universe	• Geographical diversification with a new asset in a recently legalized state with limited casino licenses
Terms	• Two ROFRs on Las Vegas Strip assets to be sold by Caesars (whether as a "WholeCo" or "OpCo/PropCo" sale) – First asset can only be Bally's, Flamingo, Paris or Planet Hollywood – Second asset can be from the same group plus The LINQ					• 13.0x call / 12.5x put[3], commencing on Jan. 1, 2022 and expiring on Dec. 31, 2024		• 13.0x put[3] from Jan. 1, 2024 to Dec. 31, 2024 • 13.0x call[3] from Sept. 18, 2025 to Dec. 31, 2026	• ROFR on a sale leaseback of the real estate related to Horseshoe Baltimore	• Agreement with Chelsea Piers for the life of the loan, subject to a minimum of 5 years, that could lead to a longer-term financing partnership in the future	• ROFR on a sale leaseback of the real estate related to the development of a new casino resort in Danville, VA

1. Caesars does not have a contractual obligation to sell the properties subject to the ROFR agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements, and VICI will make an independent financial decision whether to purchase the properties.
2. Subject to any consent required from Caesars' applicable joint venture partners.
3. Multiples based on initial annual rent.

VICI Q2 2022 Supplemental Financial & Operating Data

27

VICI Q2 2022 Supplemental Financial & Operating Data 28 Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (NAREIT), we define FFO as VICI’s net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control, (iv) impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) our proportionate share of such adjustments from our investment in unconsolidated affiliate. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate VICI’s performance. We calculate VICI’s AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other non-recurring non-cash transactions, our proportionate share of non-cash adjustments from our investment in unconsolidated affiliate (including the amortization of any basis differences) with respect to certain of the foregoing and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing. We calculate VICI’s Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), income tax expense and our proportionate share of such adjustments from our investment in unconsolidated affiliate. These non-GAAP financial measures: (i) do not represent VICI’s cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to VICI’s net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to VICI’s cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of VICI’s financial results in accordance with GAAP.